Exhibit 99.1

SPX FLOW REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS
AND PROVIDES 2016 FINANCIAL GUIDANCE

●	Q4 2015 Free Cash Flow* of $143 Million

●	Outlines Realignment Program and Strategic Enterprise Initiatives:

○ Targeting $110 Million Reduction in Cost Structure by end of 2017

____________________________________________________________________________________
CHARLOTTE, NC - February 10, 2016 - SPX FLOW, Inc. (NYSE:FLOW) today reported results for the quarter ended December 31, 2015 and provided 2016 financial guidance.
Fourth Quarter 2015 Overview:

•
Revenues declined 15.2% to $612.7 million, from $722.5 million in the year-ago quarter. The impact of the stronger U.S. Dollar versus foreign currencies decreased revenues by 6.5%, or $46.8 million. Organic revenues* decreased 8.7%, due primarily to lower power and energy revenue, largely reflecting the impact of lower oil prices on customers’ capital spending decisions.

•	Segment income and margins were $72.5 million and 11.8%, compared to $115.7 million and 16.0% in the year-ago quarter, due primarily to the organic revenue decline.

•	Diluted net income per share was $0.51, compared to diluted net income per share of $0.53 in the year-ago quarter.

◦	In Q4 2015, the company recorded an impairment charge of $0.13 per share related to certain technology and trademarks of a business within the Food and Beverage reportable segment.

◦	In Q4 2015, the company recorded a gain on the sale of a legal entity of $0.11 per share.

•
Net cash from operating activities was $157.0 million, compared to $101.4 million in the year-ago quarter. The increase in cash generated was driven by the successful completion of certain project milestones, which led a strong working capital performance in the period.

•	Free cash flow* was $143.1 million, compared to $87.0 million in the year-ago quarter. The increase in free cash flow was related to the increase in operating cash flow described above.
Full Year 2015 Overview:

•
Revenues declined 13.8% to $2.39 billion from $2.77 billion in the prior year. The impact of the stronger U.S. Dollar on foreign currencies decreased revenues by 7.7%, or $211.9 million. Organic revenues* decreased 6.1%, due primarily to lower power and energy revenue, largely reflecting the impact of lower oil prices on customers’ capital spending decisions.

•
Segment income and margins declined to $301.7 million and 12.6%, compared to $391.0 million and 14.1% in the prior year, due primarily to the organic revenue decline partially offset by improved operating and project execution performance in Food and Beverage.

•	Special charges were $42.6 million, compared to $14.2 million in the prior year.

◦
During 2015, the company recorded $23.0 million of charges due to restructuring actions related to the ongoing closures of two European manufacturing facilities. These closures are part of the initial phase of a broader, multi-year plan to expand the company’s manufacturing presence in Bydgoszcz, Poland and reduce its global manufacturing overhead. As part of this plan, during 2016 the company intends to shift production to Bydgoszcz, Poland from its manufacturing facilities in Unna, Germany and Kolding, Denmark and close the Unna and Kolding manufacturing plants.

◦	The company also recorded $8.1 million of special charges related to restructuring actions planned at two of its European Power and Energy facilities.
2016 Financial Guidance:

Total revenue change	(12%) to (8%)
Currency impact to revenues	~(2%)
Organic revenue* change	(10%) to (6%)
Operating income margin	$105 to $125
Realignment charges	~$60m
Earnings per share	$0.75 to $1.05
Adjusted free cash flow*	$50 to $70
EBITDA*	$175 to $195
“Our fourth quarter results reflect the challenging economic environment in our key end markets and the impact of the stronger U.S. dollar. In particular, reduced prices for oil and dairy commodities have significantly impacted our customers’ operating and capital spending decisions,” said Marc Michael, President and Chief Executive Officer. “On a positive note, orders in the fourth quarter were stable sequentially and our cash generation in the quarter was strong, giving us sufficient financial flexibility to invest in our business.”
“Looking at 2016, we do not anticipate any meaningful recovery in our key end markets. Notwithstanding the challenging economic environment, I am driving a higher level of accountability and a greater sense of urgency throughout the organization to improve our competitive position and operational execution. I firmly believe we will create significant value over the next 12 to 24 months by growing our bottom line.”
Michael continued, “At the outset of this year, our executive team established realignment and strategic enterprise initiatives that we expect will improve our competitive position and reduce our cost structure by $110 million as we exit 2017. These initiatives, some of which began last year, include strategically realigning our footprint, streamlining our business processes and improving our working capital performance. In addition, we continue to invest in attractive growth opportunities with an emphasis on growing our aftermarket business. We are aligning our compensation and incentive programs with our enterprise initiatives. And we are increasing our focus on employee engagement and talent development.”
“As we execute on our realignment and strategic enterprise initiatives, we expect to see incremental financial benefits, quarter-to-quarter, as the year progresses and into next year. We also expect to be in an even better competitive position to deliver our high quality products, meet our customers’ needs and leverage our strong brands. Ultimately we expect to drive a higher, more sustainable return profile across our business. We are committed to these initiatives and confident in our ability to execute them.”
Fourth Quarter 2015 Results by Segment
Food and Beverage
Revenues for Q4 2015 were $222.1 million, compared to $246.6 million in Q4 2014, a decrease of $24.5 million, or 9.9%. Currency fluctuations decreased revenues 8.6%, or $21.2 million, and organic revenues* declined 1.3%, or $3.3 million. The decline in organic revenues was due primarily to lower sales of components, particularly in North America, partially offset by increased systems revenue.
Segment income was $26.7 million, or 12.0% of revenues, in Q4 2015, compared to $31.7 million, or 12.9% of revenues, in Q4 2014. Segment income and margins decreased due primarily to the revenue declines described above as well as an unfavorable revenue mix.
Power and Energy
Revenues for Q4 2015 were $190.0 million, compared to $257.5 million in Q4 2014, a decrease of $67.5 million, or 26.2%. Currency fluctuations decreased revenues 4.9%, or $12.5 million, and organic revenues* declined 21.3%, or $55.0 million. The decline in organic revenue was due largely to the impact of low, volatile and uncertain oil prices which significantly reduced both operational and capital spending by end customers, particularly for projects related to upstream oil applications.

Segment income was $18.8 million, or 9.9% of revenues, in Q4 2015, compared to $52.7 million, or 20.5% of revenues, in Q4 2014. The decrease in segment income and margin was due primarily to the organic revenue decline described above as well as competitive price pressures and lower utilization rates at certain of our manufacturing locations.
Industrial
Revenues for Q4 2015 were $200.6 million, compared to $218.4 million in Q4 2014, a decline of $17.8 million, or 8.2%. Currency fluctuations decreased revenues 6.0%, or $13.1 million, and organic revenues* declined 2.2%, or $4.7 million. The organic revenue decline was due primarily to decreased sales of hydraulic technology equipment into the oil and gas market.
Segment income was $27.0 million, or 13.5% of revenues, in Q4 2015, compared to $31.3 million, or 14.3% of revenues, in Q4 2014. The decline in segment income and margin was due primarily to the organic revenue decline described above.
OTHER ITEMS
Form 10-K: The company expects to file its annual report on Form 10-K for the year ended December 31, 2015 with the Securities and Exchange Commission in mid-February 2016. This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spxflow.com, in the Investor Relations section.
Impairment Charges: In the fourth quarter of 2015, the company recorded an impairment charge of $7.7 related to certain technology and trademarks of a business within the Food and Beverage reportable segment.
About SPX FLOW, Inc.: Based in Charlotte, North Carolina, SPX FLOW is a leading global supplier of highly engineered flow components, process equipment and turn-key systems, along with the related aftermarket parts and services, into the food and beverage, power and energy and industrial end markets. SPX FLOW has more than $2 billion in annual revenues and approximately 8,000 employees with operations in over 35 countries and sales in over 150 countries around the world. To learn more about SPX FLOW, please visit our website at www.spxflow.com.
*Non-GAAP number. See attached schedules for reconciliation to most comparable GAAP number.
Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change. Statements in this press release speak only as of the date of this press release, and SPX FLOW disclaims any responsibility to update or revise such statements.
Investor and Media Contact:
Ryan Taylor, Vice President, Communications, Market Insights and Financial Planning
704-752-4486
E-mail: investor@spxflow.com

SPX FLOW, INC. AND SUBSIDIARIES
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014

Revenues	$612.7	$722.5	$2,388.5	$2,769.6
Costs and expenses:
Cost of products sold	417.9	468.5	1,596.3	1,833.1
Selling, general and administrative	140.0	174.4	558.0	629.9
Intangible amortization	5.7	6.3	23.4	26.1
Impairment of intangible assets	7.7	11.7	22.7	11.7
Special charges, net	0.9	0.7	42.6	14.2
Operating income	40.5	60.9	145.5	254.6

Other income, net	7.7	0.1	9.8	2.2
Related party interest expense, net	—	(7.0)	(2.2)	(25.8)
Other interest income (expense), net	(14.9)	0.3	(15.9)	2.4
Income before income taxes	33.3	54.3	137.2	233.4
Income tax provision	(11.5)	(32.1)	(49.8)	(97.5)
Net income	21.8	22.2	87.4	135.9
Less: Net income (loss) attributable to noncontrolling interests	0.7	0.4	(0.1)	1.4
Net income attributable to SPX FLOW, Inc.	$21.1	$21.8	$87.5	$134.5

Basic income per share of common stock	$0.52	$0.53	$2.14	$3.30
Diluted income per share of common stock	$0.51	$0.53	$2.14	$3.29

Weighted average number of common shares outstanding - basic	40.918	40.809	40.863	40.809
Weighted average number of common shares outstanding - diluted	40.983	40.932	40.960	40.932

SPX FLOW, INC. AND SUBSIDIARIES
CONSOLIDATED AND COMBINED BALANCE SHEETS
(Unaudited; in millions)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and equivalents	$295.9	$216.6
Accounts receivable, net	483.9	591.9
Related party accounts receivable	—	16.6
Inventories, net	305.2	330.0
Other current assets	72.4	36.4
Deferred income taxes	—	52.6
Total current assets	1,157.4	1,244.1
Property, plant and equipment:
Land	37.7	30.8
Buildings and leasehold improvements	224.9	158.6
Machinery and equipment	483.9	350.0
	746.5	539.4
Accumulated depreciation	(314.1)	(267.0)
Property, plant and equipment, net	432.4	272.4
Goodwill	1,023.4	1,081.0
Intangibles, net	579.4	659.3
Other assets	116.8	64.2
Related party notes receivable	—	707.1
TOTAL ASSETS	$3,309.4	$4,028.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$227.1	$252.0
Related party accounts payable	—	11.9
Accrued expenses	467.3	426.1
Income taxes payable	31.7	35.4
Short-term debt	28.0	6.0
Current maturities of long-term debt	10.3	1.7
Current maturities of related party notes payable	—	36.8
Total current liabilities	764.4	769.9
Long-term debt	999.0	10.3
Related party notes payable	—	966.3
Deferred and other income taxes	142.0	234.1
Other long-term liabilities	133.4	108.7
Total long-term liabilities	1,274.4	1,319.4

Equity:
SPX FLOW, Inc. shareholders’ equity:
Common stock	0.4	—
Paid-in capital	1,621.7	—
Retained earnings	21.1	—
Accumulated other comprehensive loss	(382.7)	(219.2)
Common stock in treasury	(1.4)	—
Former parent company investment	—	2,144.6
Total SPX FLOW, Inc. shareholders' equity	1,259.1	1,925.4
Noncontrolling interests	11.5	13.4
Total equity	1,270.6	1,938.8
TOTAL LIABILITIES AND EQUITY	$3,309.4	$4,028.1

SPX FLOW, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended December 31,				Twelve months ended December 31,
	2015	2014	Δ	%/bps	2015	2014	Δ	%/bps
Food and Beverage reportable segment

Revenues	$222.1	$246.6	$(24.5)	-9.9%	$886.3	$968.9	$(82.6)	-8.5%
Gross profit	70.0	84.1	(14.1)		281.4	299.2	(17.8)
Selling, general and administrative expense	41.4	50.3	(8.9)		166.7	190.8	(24.1)
Intangible amortization expense	1.9	2.1	(0.2)		7.8	9.1	(1.3)
Income	$26.7	$31.7	$(5.0)	-15.8%	$106.9	$99.3	$7.6	7.7%
as a percent of revenues	12.0%	12.9%		-90bps	12.1%	10.2%		190bps

Power and Energy reportable segment

Revenues	$190.0	$257.5	$(67.5)	-26.2%	$723.0	$961.6	$(238.6)	-24.8%
Gross profit	57.0	93.7	(36.7)		240.6	335.5	(94.9)
Selling, general and administrative expense	35.7	38.4	(2.7)		142.9	156.1	(13.2)
Intangible amortization expense	2.5	2.6	(0.1)		10.2	10.7	(0.5)
Income	$18.8	$52.7	$(33.9)	-64.3%	$87.5	$168.7	$(81.2)	-48.1%
as a percent of revenues	9.9%	20.5%		-1060bps	12.1%	17.5%		-540bps

Industrial reportable segment

Revenues	$200.6	$218.4	$(17.8)	-8.2%	$779.2	$839.1	$(59.9)	-7.1%
Gross profit	67.8	76.2	(8.4)		270.1	301.8	(31.7)
Selling, general and administrative expense	39.5	43.3	(3.8)		157.4	172.5	(15.1)
Intangible amortization expense	1.3	1.6	(0.3)		5.4	6.3	(0.9)
Income	$27.0	$31.3	$(4.3)	-13.7%	$107.3	$123.0	$(15.7)	-12.8%
as a percent of revenues	13.5%	14.3%		-80bps	13.8%	14.7%		-90bps

Consolidated and Combined Revenues	$612.7	$722.5	$(109.8)	-15.2%	$2,388.5	$2,769.6	$(381.1)	-13.8%
Consolidated and Combined Segment Income	72.5	115.7	(43.2)	-37.3%	301.7	391.0	(89.3)	-22.8%
as a percent of revenues	11.8%	16.0%		-420bps	12.6%	14.1%		-150bps

Total income for reportable segments	$72.5	$115.7	$(43.2)		$301.7	$391.0	$(89.3)
Corporate expense	18.2	15.1	3.1		54.3	58.3	(4.0)
Pension and postretirement (income) expense	(0.2)	24.6	(24.8)		10.8	32.2	(21.4)
Stock-based compensation expense	5.4	2.7	2.7		25.8	20.0	5.8
Impairment of intangible assets	7.7	11.7	(4.0)		22.7	11.7	11.0
Special charges, net	0.9	0.7	0.2		42.6	14.2	28.4
Consolidated and Combined Operating Income	$40.5	$60.9	$(20.4)	-33.5%	$145.5	$254.6	$(109.1)	-42.9%
as a percent of revenues	6.6%	8.4%		-180bps	6.1%	9.2%		-310bps

SPX FLOW, INC. AND SUBSIDIARIES
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income	$21.8	$22.2	$87.4	$135.9
Adjustments to reconcile net income to net cash from operating activities:
Special charges, net	0.9	0.7	42.6	14.2
Impairment of intangible assets	7.7	11.7	22.7	11.7
Deferred and other income taxes	(14.2)	0.3	(25.4)	22.4
Depreciation and amortization	17.6	16.8	61.9	65.8
Pension and other employee benefits	3.9	6.5	11.3	9.4
Stock-based compensation	5.4	—	5.4	—
Gain on asset sales and other, net	(8.0)	—	(8.0)	—
Changes in operating assets and liabilities:
Accounts receivable and other assets	74.6	15.7	47.4	64.4
Inventories	24.4	29.6	(2.5)	(9.6)
Accounts payable, accrued expenses and other	25.8	0.8	(14.9)	2.0
Cash spending on restructuring actions	(2.9)	(2.9)	(14.3)	(13.6)
Net cash from operating activities	157.0	101.4	213.6	302.6
Cash flows used in investing activities:
Proceeds from asset sales and other, net	7.2	—	12.5	7.3
Decrease (increase) in restricted cash	0.2	0.1	(0.3)	(0.6)
Capital expenditures	(13.9)	(14.4)	(57.0)	(40.7)
Net cash used in investing activities	(6.5)	(14.3)	(44.8)	(34.0)
Cash flows used in financing activities:
Borrowings under senior credit facilities	79.0	—	534.0	—
Repayments of senior credit facilities	(134.0)	—	(134.0)	—
Borrowings under trade receivables agreement	34.0	—	34.0	—
Repayments of trade receivables agreement	(34.0)	—	(34.0)	—
Repayments of related party notes payable	—	—	(5.4)	(6.7)
Borrowings under other financing arrangements	5.1	0.4	6.1	5.7
Repayments of other financing arrangements	(4.3)	(0.3)	(7.0)	(3.9)
Minimum withholdings paid on behalf of employees for net share settlements, net	(1.5)	—	(1.5)	—
Financing fees paid	—	—	(6.2)	—
Change in noncontrolling interests in subsidiary	—	—	—	(0.8)
Dividends paid to noncontrolling interests in subsidiary	—	(0.1)	(0.2)	(0.5)
Change in former parent company investment	—	(96.2)	(453.9)	(291.6)
Net cash used in financing activities	(55.7)	(96.2)	(68.1)	(297.8)
Change in cash and equivalents due to changes in foreign currency exchange rates	(6.0)	(7.8)	(21.4)	(12.0)
Net change in cash and equivalents	88.8	(16.9)	79.3	(41.2)
Combined cash and equivalents, beginning of period	207.1	233.5	216.6	257.8
Consolidated and combined cash and equivalents, end of period	$295.9	$216.6	$295.9	$216.6

SPX FLOW, INC. AND SUBSIDIARIES
ORGANIC REVENUE RECONCILIATION
(Unaudited)

	Three months ended December 31, 2015
	Net Revenue		Foreign	Organic Revenue
	Decline	Acquisitions	Currency	Decline
Food and Beverage reportable segment	(9.9)%	—%	(8.6)%	(1.3)%
Power and Energy reportable segment	(26.2)%	—%	(4.9)%	(21.3)%
Industrial reportable segment	(8.2)%	—%	(6.0)%	(2.2)%
Consolidated and combined	(15.2)%	—%	(6.5)%	(8.7)%

	Twelve months ended December 31, 2015
	Net Revenue		Foreign	Organic Revenue
	Decline	Acquisitions	Currency	Growth (Decline)
Food and Beverage reportable segment	(8.5)%	—%	(9.7)%	1.2%
Power and Energy reportable segment	(24.8)%	—%	(6.1)%	(18.7)%
Industrial reportable segment	(7.1)%	—%	(7.1)%	—%
Consolidated and combined	(13.8)%	—%	(7.7)%	(6.1)%

SPX FLOW, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(Unaudited; in millions)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Net cash from operating activities	$157.0	$101.4	$213.6	$302.6

Capital expenditures	(13.9)	(14.4)	(57.0)	(40.7)

Free cash flow from operations	$143.1	$87.0	$156.6	$261.9

SPX FLOW, INC. AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

Twelve months ended December 31, 2015

Beginning cash and equivalents	$216.6

Net cash from operating activities	213.6
Proceeds from asset sales and other, net	12.5
Increase in restricted cash	(0.3)
Capital expenditures	(57.0)
Borrowings under senior credit facilities	534.0
Repayments of senior credit facilities	(134.0)
Repayments of related party notes payable	(5.4)
Net repayments of other financing arrangements	(0.9)
Minimum withholdings paid on behalf of employees for net share settlements, net	(1.5)
Financing fees paid	(6.2)
Dividends paid to noncontrolling interests in subsidiary	(0.2)
Change in former parent company investment	(453.9)
Change in cash and equivalents due to changes in foreign currency exchange rates	(21.4)

Ending cash and equivalents	$295.9

	Debt at	Debt at
	December 31, 2014	December 31, 2015
Term loan	$—	$400.0
6.875% senior notes, due in August 2017	—	600.0
Other indebtedness	18.0	37.3
Totals	$18.0	$1,037.3

SPX FLOW, INC. AND SUBSIDIARIES
EBITDA RECONCILIATION
(Unaudited; in millions)

2016
Mid-Point Target

Net income	$37

Income tax expense	20
Interest expense	59
Depreciation and amortization	70

EBITDA	$185

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED FREE CASH FLOW RECONCILIATION
(Unaudited; in millions)

2016
Mid-Point Target

Net cash from operating activities	$79

Capital expenditures	(60)

Free cash flow from operations	19

Pension payments to former officers, net of tax benefit	41

Adjusted free cash flow from operations	$60